                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ---------------


                                    FORM 8-A

         FOR REGISTRATION OF SECURITIES OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              WELLS FARGO & COMPANY
               (Exact name of registrant as specified in charter)

               DELAWARE                                  13-2553920
----------------------------------------     -------------------------------
(State of incorporation or organization)               (IRS Employer
                                                    Identification No.)

         420 MONTGOMERY STREET
       SAN FRANCISCO, CALIFORNIA                            94103
----------------------------------------     -------------------------------
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code     (415) 477-1000
                                                   -------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered
          -------------------                -------------------------------

8,000,000 Depositary Shares each
representing a one-eighth interest in one
share of 9 7/8% Preferred Stock, Series F    New York Stock Exchange
------------------------------------------   -------------------------------

6,000,000 Depositary Shares each
representing a one-eighth interest in one
share of 9% Preferred Stock, Series G        New York Stock Exchange
------------------------------------------   -------------------------------

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                                 Not Applicable
-------------------------------------------------------------------------------
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          A description of the registrant's securities to be registered hereunder appears under the combined subheadings "New Wells Fargo Preferred Stock," "New Wells Fargo 9 7/8% Preferred Stock," "New Wells Fargo 9.0% Preferred Stock" and "New Wells Fargo Depositary Shares" at pages 90 to 100 in the Joint Proxy Statement/Prospectus included as Exhibit 99 hereto and is incorporated herein by this reference.

ITEM 2.  EXHIBITS

          EX-3.(i).(a)  Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) of the registrant's Form 10-K filed March 21, 1994).

          EX-3.(i).(b)  Certificate of the Voting Powers, Designation,
                        Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, Which have Not Been Set Forth in the Certificate of Incorporation or in any Amendment Thereto, of the Adjustable Rate Cumulative Preferred Stock, Series B (incorporated by reference to
                        Exhibit 3(c) of the registrant's Form 10-K filed
                        March 21, 1994).

          EX-3.(i).(c)  Certificate of the Voting Powers, Designation,
                        Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, Which Have Note Been Set Forth in the Certificate of Incorporation or in any Amendment Thereto of the 9% Preferred Stock,
                        Series C (incorporated by reference to Exhibit 3 of the registrant's Form 8-K filed October 24, 1991).

          EX-3.(i).(d)  Certificate of the Voting Powers, Designation,
                        Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, Which Have Not Been Set Forth in the Certificate of Incorporation or in any Amendment Thereto, of the 8 7/8% Preferred Stock,
                        Series D (incorporated by reference to Exhibit 3 of the registrant's Form 8-K filed March 5, 1992).

          EX-3.(i).(e)  Form of Certificate of the Voting Powers, Designation,
                        Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, Which Have Not Been Set Forth in the Certificate of Incorporation or in any Amendment Thereto, of the 9 7/8% Preferred Stock,
                        Series F.

          EX-3.(i).(f)  Form of Certificate of the Voting Powers, Designation,
                        Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, Which Have Not Been Set Forth in the Certificate of Incorporation or in any Amendment Thereto, of the 9% Preferred Stock, Series G.

          EX-3.(ii)     By-laws, as amended April 18, 1995, of the registrant.

          EX-4.(i) Deposit Agreement, dated as of November 14, 1991, between First Interstate Bancorp and First Interstate Bank of California, as successor depositary to First Interstate Bank, Ltd., relating to First Interstate Bancorp's 9 7/8% Preferred Stock, Series F (incorporated by reference to Exhibit 2(a) to First Interstate's Registration Statement on Form 8-A dated November 7, 1991, as amended by Amendment No. 1 to Form 8-A dated November 11, 1991).

                                      2.

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                        Upon the effectiveness of the proposed merger of First
                        Interstate Bancorp with and into the registrant, as further described in the Joint Proxy Statement/Prospectus included as Exhibit 99 hereto, the registrant will succeed to the rights and obligations of First Interstate Bancorp under the Deposit Agreement.

          EX-4.(ii)     Deposit Agreement, dated as of May 29, 1992, between
                        First Interstate Bancorp and First Interstate Bank of
                        California, as successor depositary to First Interstate
                        Bank, Ltd., relating to First Interstate Bancorp's 9%
                        Preferred Stock, Series G (incorporated by reference to
                        Exhibit 2(a) to First Interstate's Registration
                        Statement on Form 8-A dated May 22, 1992). Upon the effectiveness of the proposed merger of First Interstate
                        Bancorp with and into the registrant, as further described in the Joint Proxy Statement/Prospectus included as Exhibit 99 hereto, the registrant will succeed to the rights and obligations of First
                        Interstate Bancorp under the Deposit Agreement.

          EX-4.(iii)    Form of stock certificate evidencing the registrant's
                        9 7/8% Preferred Stock, Series F.

          EX-4.(iv)     Form of stock certificate evidencing the registrant's 9%
                        Preferred Stock, Series G.

          EX-4.(v) Form of depositary receipt evidencing depositary shares of the registrant's 9 7/8% Preferred Stock, Series F.

          EX-4.(vi)     Form of depositary receipt evidencing depositary shares
                        of the registrant's 9% Preferred Stock, Series G.

          EX-99 Joint Proxy Statement of the registrant and First Interstate Bancorp and Prospectus of the registrant dated February 27, 1996 (the "Joint Proxy Statement/Prospectus") (incorporated by reference to Amendment No. 4 to the registrant's Registration Statement on Form S-4 filed February 27, 1996
                        (File No. 33-64575)).

                                      3.

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                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   WELLS FARGO & COMPANY



                                   By:   /s/     Guy Rounsaville, Jr.
                                        ---------------------------------------
                                                 Executive Vice President
                                                 and Secretary


Dated: March 19, 1996

                                      4.

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                                INDEX TO EXHIBITS


Exhibit
Number                                     Exhibit
-------                                    -------

EX-3.(i).(a)  Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) of the registrant's Form 10-K filed March 21,
              1994).

EX-3.(i).(b)  Certificate of the Voting Powers, Designation, Preferences and
              Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, Which have Not Been Set Forth in the Certificate of Incorporation or in any Amendment Thereto, of the Adjustable Rate Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 3(c) of the registrant's Form 10-K filed March 21, 1994).

EX-3.(i).(c)  Certificate of the Voting Powers, Designation, Preferences and
              Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, Which Have Note Been Set Forth in the Certificate of Incorporation or in any Amendment Thereto of the 9% Preferred Stock, Series C (incorporated by reference to Exhibit 3 of the registrant's
              Form 8-K filed October 24, 1991).

EX-3.(i).(d)  Certificate of the Voting Powers, Designation, Preferences and
              Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, Which Have Not Been Set Forth in the Certificate of Incorporation or in any Amendment Thereto, of the 8 7/8% Preferred Stock, Series D (incorporated by reference to Exhibit 3 of the registrant's
              Form 8-K filed March 5, 1992).

EX-3.(i).(e)  Form of Certificate of the Voting Powers, Designation, Preferences
              and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, Which Have Not Been Set Forth in the Certificate of Incorporation or in any Amendment Thereto, of the 9 7/8% Preferred Stock, Series F.

EX-3.(i).(f)  Form of Certificate of the Voting Powers, Designation, Preferences
              and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, Which Have Not Been Set Forth in the Certificate of Incorporation or in any Amendment Thereto, of the 9% Preferred Stock, Series G.

EX-3.(ii)     By-laws, as amended April 18, 1995, of the registrant.

EX-4.(i) Deposit Agreement, dated as of November 14, 1991, between First Interstate Bancorp and First Interstate Bank of California, as successor depositary to First Interstate Bank, Ltd., relating to First Interstate Bancorp's 9 7/8% Preferred Stock, Series F (incorporated by reference to Exhibit 2(a) to First Interstate's Registration Statement on Form 8-A dated November 7, 1991, as amended by Amendment No. 1 to Form 8-A dated November 11, 1991). Upon the effectiveness of the proposed merger of First Interstate Bancorp with and into the registrant, as further described in the Joint Proxy Statement/Prospectus included as Exhibit 99 hereto, the registrant will succeed to the rights and obligations of First Interstate Bancorp under the Deposit Agreement.

                                      5.

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Exhibit
Number                                     Exhibit
-------                                    -------

EX-4.(ii)     Deposit Agreement, dated as of May 29, 1992, between First
              Interstate Bancorp and First Interstate Bank of California, as successor depositary to First Interstate Bank, Ltd., relating to First Interstate Bancorp's 9% Preferred Stock, Series G
              (incorporated by reference to Exhibit 2(a) to First Interstate's
              Registration Statement on Form 8-A dated May 22, 1992). Upon the effectiveness of the proposed merger of First Interstate Bancorp with and into the registrant, as further described in the Joint
              Proxy Statement/Prospectus included as Exhibit 99 hereto, the registrant will succeed to the rights and obligations of First
              Interstate Bancorp under the Deposit Agreement.

EX-4.(iii)    Form of stock certificate evidencing the registrant's 9 7/8%
              Preferred Stock, Series F.

EX-4.(iv)     Form of stock certificate evidencing the registrant's 9% Preferred
              Stock, Series G.

EX-4.(v) Form of depositary receipt evidencing depositary shares of the registrant's 9 7/8% Preferred Stock, Series F.

EX-4.(vi)     Form of depositary receipt evidencing depositary shares of the registrant's 9% Preferred Stock, Series G.

EX-99 Joint Proxy Statement of the registrant and First Interstate Bancorp and Prospectus of the registrant dated February 27, 1996 (the "Joint Proxy Statement/Prospectus") (incorporated by reference to Amendment No. 4 to the registrant's Registration Statement on Form S-4 filed February 27, 1996
              (File No. 33-64575)).

                                      6.